UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2025

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael A. Tapp as Chief Operating Officer

Effective as of September 1, 2025, the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of XTI Aerospace, Inc. (the “Company”) appointed Michael A. Tapp as the Company’s Chief Operating Officer. In connection therewith, the Company entered into an employment agreement with Mr. Tapp on September 5, 2025, effective as of September 1, 2025 (the “Employment Agreement”).

Michael A. Tapp, 55, has served, since September 2024, as chairman of the Company’s Corporate Advisory Board, which is assisting the Company in evaluating strategic opportunities. Mr. Tapp is an operating partner for Palingen Capital and has served in a similar role for HBC Investments, a private equity firm, after almost a decade of leadership roles at Interstate Battery where he was an officer on the senior executive team, the President of Interstate’s multi-unit franchise system, and the President of Interstate’s industrial power management business. He also has contributed to the Investment Committee of the SBoTX Foundation as well as to the boards of directors and corporate advisory boards of several growth stage companies with international footprints. Before joining Interstate, Michael held senior executive roles at both operating and private equity organizations while serving on the Executive Committee of the Center for New Ventures and Entrepreneurship at Texas A&M University’s Mays School of Business.

Pursuant to the terms of the Employment Agreement, Mr. Tapp is entitled to receive an annualized base salary of $600,000, payable according to the Company’s payroll policies for senior officer employees, and which base salary is subject to an annual review between Mr. Tapp and the Company’s Chief Executive Officer in light of annual target objectives to be approved by the Board on an annual basis. Such base salary will not be reduced or offset without Mr. Tapp’s written consent. Mr. Tapp is also entitled to receive quarterly performance bonuses subject to the achievement of quarterly milestones to be agreed upon between Mr. Tapp and the Company’s Chief Executive Officer that are within parameters to be approved by the Board, in an amount to be determined by the Company’s Chief Executive Officer in his sole discretion that is up to 100% of his then current annualized base salary, with the sum of all calendar quarterly performance bonuses not to exceed 100% of his then current annualized base salary. In addition, if the Company closes an investment in or acquisition of another company through the purchase of either some or all of such target company’s equity or all or substantially all of such target company’s assets that are used in or useful to the business of such target company, with total transaction consideration paid by the Company or its subsidiary equal to or in excess of $10 million, Mr. Tapp is entitled to a bonus equal to 25% of his base salary then in effect.

Pursuant to the Employment Agreement, Mr. Tapp is eligible to receive incentive awards of Company securities and he received an initial stock option grant as described below. In addition, Mr. Tapp is entitled to 30 paid vacation days (“PTO Days”) during each twelve-month period during his employment. Any unused PTO Days in any year will rollover to the next year. In the event of termination, Mr. Tapp will be compensated for all accrued vacation at his base salary rate then in effect. Mr. Tapp is entitled to participate in all Company benefit plans, and he is also entitled to the reimbursement of all reasonable business expenses incurred by him in connection with the performance of his duties and reasonable relocation expenses if the Company relocates its headquarters to any location outside the Dallas-Fort Worth metroplex area that is within a radius (the “Executive Office Area”) of not more than 17 miles from the intersection of Preston Rd and the George Bush Turnpike, in accordance with the terms of the Employment Agreement and the Company’s officer expense policy.

The Employment Agreement provides for an initial term of three years from the effective date, with automatic renewals for additional successive one-year periods thereafter, unless either the Company or Mr. Tapp provides notice of termination at least 90 days prior to the end of the initial term or the then applicable renewal term.

The Employment Agreement provides that the Company may terminate Mr. Tapp’s employment for Cause (as defined in the Employment Agreement) if 60% or more of the directors serving on the Board (a “Super Majority of the Board”) approves such termination by delivery of written notice to Mr. Tapp specifying the cause or causes relied upon for such termination and giving Mr. Tapp, together with his counsel, an opportunity to be heard before the Board prior to such Board action. Any such notice of termination will effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered. The Company may also terminate Mr. Tapp’s employment without Cause upon the approval of a Super Majority of the Board and delivery of written notice of termination to Mr. Tapp at any time, which notice will effect termination not less 45 days after the date of such notice. Mr. Tapp may terminate his employment with the Company at any time for Good Reason (as defined in the Employment Agreement) within 12 months following the occurrence of an event or events constituting such Good Reason or upon 90 days’ notice without Good Reason.

If Mr. Tapp’s employment is terminated by death or disability, then Mr. Tapp, his designee, his beneficiary or his estate, as applicable, is entitled to receive an amount equal to the sum of (i) Mr. Tapp’s annualized base salary as of his date of termination, plus (ii) the total of all bonuses awarded to Mr. Tapp during the twelve months prior to his date of termination, divided by 12 and then multiplied by 6 months. If Mr. Tapp’s employment is terminated by the Company for Cause, or if Mr. Tapp terminates employment without Good Reason, the Company is required to pay Mr. Tapp his base salary through the final date of termination at the rate in effect at the time of the notice of termination.

If Mr. Tapp terminates his employment with the Company for Good Reason or the Company terminates Mr. Tapp’s employment without Cause, then upon Mr. Tapp furnishing to the Company an executed waiver and release of claims in the form attached as an exhibit to the Employment Agreement (a “Waiver and Release”), Mr. Tapp will be entitled to (i) his base salary through the date of termination, (ii) his annual base salary in effect at the time of termination, divided by 12 and then multiplied by 18 months, (iii) an amount equal to the total of all bonuses awarded to Mr. Tapp during the twelve months prior to the date of termination, divided by 12 and then multiplied by 18 months, (iv) immediate vesting, in full, of all unvested Company securities or rights to such securities held by Mr. Tapp on the effective date of termination, and the continuation of the period for exercise of all vested securities of the Company held by Mr. Tapp until the final expiration of any applicable exercise period, and (v) continued receipt, at the Company’s cost, for 18 months after termination of all employee benefits in which Mr. Tapp and his family were entitled to receive immediately prior to the date of termination.

In the event of a Change in Control (as defined in the Employment Agreement), if the Company or its successor terminates Mr. Tapp’s employment for any reason other than for Cause, then upon Mr. Tapp furnishing to the Company an executed Waiver and Release, Mr. Tapp will be entitled to (i) his base salary through the date of termination, (ii) his annual base salary in effect immediately prior to the event or events resulting in a Change in Control (the “Change of Control Effective Date”), divided by 12 and then multiplied by 36 months, (iii) an amount equal to the total of all bonuses awarded to Mr. Tapp during the twelve months prior to the Change of Control Effective Date, divided by 12 and then multiplied by 36 months, (iv) immediate vesting, in full, of all unvested Company securities or rights to such securities held by Mr. Tapp on the effective date of termination, and the continuation of the period for exercise of all vested securities of the Company held by Mr. Tapp until the final expiration of any applicable exercise period, (v) a bonus in an amount equal to (a) the fair market value used to calculate the income tax consequences of the immediate vesting of Company securities pursuant to the foregoing clause (iv), divided by (b) the difference between 100% and the highest combined federal and state income tax rate among all the members of the Executive Team (as defined in the Employment Agreement), and (vi) continued receipt, at the Company’s cost, for 18 months after termination of all employee benefits in which Mr. Tapp and his family were entitled to receive immediately prior to the date of termination.

The Employment Agreement is governed by Texas law and provides that disputes between Mr. Tapp and the Company will be submitted to binding arbitration, which will occur in Tarrant, Collin, or Dallas County, Texas. Pursuant to the Employment Agreement, Mr. Tapp is subject to a non-solicitation provision that prohibits him, while employed by the Company and for one year thereafter, from soliciting the Company’s employees, consultants or independent contractors.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with Mr. Tapp’s appointment, the Company will enter into its standard form of indemnification agreement with Mr. Tapp. The form of the indemnification agreement was previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 15, 2024, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

There is no arrangement or understanding pursuant to which Mr. Tapp was appointed to the position of Chief Operating Officer of the Company other than as set forth in the Employment Agreement. There are no family relationships between Mr. Tapp and any director or executive officer of the Company, and Mr. Tapp has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Stock Option Awards

On September 4, 2025, the Compensation Committee approved the following awards of options to purchase the Company’s common stock (the “Options”) pursuant to the Amended and Restated XTI Aerospace, Inc. 2018 Employee Stock Incentive Plan: 2,621,100 Options were awarded to Scott Pomeroy, the Company’s Chief Executive Officer; 1,512,200 Options were awarded to Brooke Turk, the Company’s Chief Financial Officer; 1,512,200 Options were awarded to Tobin Arthur, the Company’s Chief Strategy Officer; 78,000 Options were awarded to Soumya Das, the Chief Executive Officer of the Company’s Real-Time Location System (RTLS) Division; and 1,613,000 Options were awarded to Michael A. Tapp, the Company’s Chief Operating Officer in accordance with Mr. Tapp’s Employment Agreement. Each Option has an exercise price of $2.00 per share. The Options have the following vesting schedule: one-third of the Options vested immediately on the grant date and the remaining Options will vest in equal quarterly installments over a two year period. The Options expire ten years after the grant date.

The foregoing description of the Option awards does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Non-Qualified Stock Option Agreement filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2025, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Entry into Side Letter with Michael A. Tapp

On September 5, 2025, the Company entered into a side letter with Mr. Tapp, effective as of September 1, 2025 (the “Side Letter”), pursuant to which the Company agreed that failure to move its headquarters to a location within the Executive Office Area on or before March 31, 2026 or the movement of the Company’s headquarters at any time during the term of the Employment Agreement to any area outside of the Dallas-Fort Worth metroplex area will constitute a material breach of a material term of the Employment Agreement. Pursuant to the Side Letter, the Company also agreed to pay for or reimburse Mr. Tapp’s annual YPOi & chapter membership fees.

The foregoing description of the Side Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Side Letter, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1+	Employment Agreement, dated September 1, 2025, by and between XTI Aerospace, Inc. and Michael A. Tapp.
10.2+	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on March 15, 2024).
10.3+	Form of Non-Qualified Stock Option Agreement pursuant to the Amended and Restated XTI Aerospace, Inc. 2018 Employee Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on August 21, 2025).
10.4+	Side Letter, dated September 1, 2025, from XTI Aerospace, Inc. to Michael A. Tapp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: September 5, 2025	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer

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